Exhibit 99.1
Harte Hanks Reports First Quarter 2024 Results
Enhanced Leadership, Revamped Sales Organization, Drive Improved Sales Efficiency and Customer Retention
Chelmsford, Massachusetts – May 09, 2024 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the first quarter ended March 31, 2024.
Kirk Davis, Chief Executive Officer, said: "Harte Hanks has transformed its senior leadership team, adding relevant and accomplished executives to reinvigorate our sales and finance organizations, as well as our newly established Transformation Office. In the coming weeks, we will add a Chief Customer Officer to ensure we place the customer at the forefront of every decision and action we undertake by deploying collaborative strategies that unite various departments and stakeholders in a concerted effort to meet and exceed customer expectations. With the new chief customer officer joining our team, we have full confidence that we're further positioned to spearhead sustainable, organic growth at Harte Hanks."
"We will pursue this growth from a position of improving strength," added Davis. "On a same-store basis, the first quarter represented our Company’s best revenue performance in the past five quarters, suggesting that we have stabilized our revenue base. Simultaneously, our new sales organization is quickly building a durable growth engine, supported by a stronger, larger, and more relevant sales pipeline featuring new logos and a growing presence in the small and medium-sized business sector."
"Concurrently, our Elevate program promises to drive greater agility, innovation, organic growth, and customer-centricity, all while streamlining our cost structure," concluded Davis. "A key component of Elevate is the harnessing of Artificial Intelligence (AI) and Data-Driven Decision-Making. We anticipate the tangible results of our efforts will become apparent in late Q3, including organic growth, margin expansion and business optimization."
First Quarter Highlights
•The Company ended the quarter with a cash balance of $11.5 million at March 31, 2024.
•Executing, as planned, the termination of Pension Plan 1.
•Total revenues for Q1 2024 were $45.4 million, down 3.5% compared to $47.1 million in Q1 2023.
•Operating income was $0.4 million compared to operating income of $1.1 million in the same quarter in the prior year.
•Harte Hanks recorded $0.9 million in restructuring charges, related to execution of Project Elevate.
•Net loss, inclusive of the $0.9 million in restructuring charges, was $0.2 million, or $0.02 per basic and diluted share, compared to net loss of $0.8 million, or $0.11 per basic and diluted share, in the prior year quarter.
•The first quarter of 2024 had EBITDA of $1.4 million compared to EBITDA of $2.1 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance and restructuring charges, was $2.8 million for Q1 2024 and $2.7 million for the same quarter in 2023.
Segment Highlights
•Customer Care, $12.4 million in revenue, 27% of total – Segment revenue for the quarter increased $0.8 million or 7.0% versus the prior year and EBITDA totaled $2.5 million for the quarter, an increase of 60.6% compared to the same period in the prior year. The increase in revenue does not include increases in the sales services group as that is reported separately, but includes continued increases with new and existing clients.

Exhibit 99.1
•Sales Services, $4.7 million in revenue, 10% of total - Segment revenue for the quarter increased $1.9 million or 67.3% versus the prior year and EBITDA totaled $1.1 million for the quarter, an increase of 116.7% compared to the same period in the prior year. This increase in revenue related to a large fintech client that began onboarding in the fourth quarter of last year.
•Fulfillment & Logistics Services, $19.4 million in revenue, 43% of total – Segment revenue for the quarter decreased $2.0 million or 9.5% versus the prior year quarter and EBITDA totaled $1.6 million, decline of 28.2%. The margin percentage continues to be impacted by variation in the revenue mix between lower margin logistics and the higher margin fulfillment services. This is expected to improve through the year as the revenue mix shifts to fulfillment in the second half of the year.
•Marketing Services, $8.9 million in revenue, 20% of total – Segment revenue for the quarter decreased $2.3 million or 20.6% compared to the prior year quarter and EBITDA for the first quarter totaled $1.0 million vs. $1.2 million for the first quarter of 2023. The decrease in revenue was attributable to reduced project work in the financial services sector.
Consolidated First Quarter 2024 Results
First quarter revenues were $45.4 million, down 3.5% from $47.1 million in the first quarter of 2023 due to decreased revenue in two of the Company’s operating segments.
First quarter operating income was $0.4 million, compared to $1.1 million in the first quarter of 2023. The decrease resulted from a restructuring expense during the quarter.
Net loss for the quarter was $0.2 million, or $0.02 per basic and diluted share, compared to net loss of $0.8 million, or $0.11 per basic and diluted share, in the first quarter of the prior year. The net loss included $0.9 million of restructuring expense, without which the results would have been approximately $0.7 million of net income for the quarter.
Balance Sheet and Liquidity
Harte Hanks ended the quarter with $11.5 million in cash and cash equivalents and $24.0 million of capacity on its credit line. The Company has no outstanding debt as of March 31, 2024. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2024 and beyond.
Conference Call Information
The Company will host a conference call and live webcast to discuss these results at 4:30 p.m. EDT today, May 9, 2024. Interested parties may access the webcast at https://www.webcaster4.com/Webcast/Page/2810/50446 or access the conference call by dialing 888-506-0062 in the United States or 973-528-0011 from outside the U.S. and using access code 689651.

A replay of the call can also be accessed via phone through May 23, 2024, by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 50446.
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.

Exhibit 99.1
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which was filed on April 1, 2024. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Exhibit 99.1
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation and severance. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation and severance. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.
The use of non-GAAP measures does not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
Rob Fink or Tom Baumann
646.809.4048 / 646.349.6641
FNK IR
HHS@fnkir.com
Source: Harte Hanks, Inc.

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2024	2023
Revenue	$45,448	$47,120
Operating expenses
Labor	23,485	24,465
Production and distribution	13,750	14,452
Advertising, selling, general and administrative	5,939	6,084
Restructuring expenses	853	-
Depreciation and amortization expense	1,046	1,066
Total operating expenses	45,073	46,067
Operating income	375	1,053
Other expense, net
Interest expense (income), net	11	(210)
Other expense, net	606	2,586
Total other expense, net	617	2,376
Loss before income taxes	(242)	(1,323)
Income tax benefit	(71)	(532)
Net loss	(171)	(791)

Loss per common share
Basic and diluted	$(0.02)	$(0.11)

Weighted average shares used to compute loss per share
Basic and diluted	7,236	7,425

Comprehensive loss, net of tax:
Net loss	$(171)	$(791)

Adjustment to pension liability, net	344	740
Foreign currency translation adjustment	(533)	1,880
Total other comprehensive (loss) income, net of tax	(189)	2,620

Comprehensive (loss) income	$(360)	$1,829

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	March 31, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$11,464	$18,364
Accounts receivable, net	32,778	34,313
Contract assets and unbilled accounts receivable	8,278	7,935
Prepaid expenses	2,222	1,915
Prepaid income taxes and income tax receivable	1,758	1,758
Other current assets	1,270	928
Total current assets	57,770	65,213

Net property, plant and equipment	8,412	8,855
Right-of-use assets	24,507	25,417
Other assets	22,755	23,272
Total assets	$113,444	$122,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,991	$23,176
Accrued payroll and related expenses	4,749	5,615
Deferred revenue and customer advances	3,713	3,195
Customer postage and program deposits	1,603	1,815
Other current liabilities	9,580	9,495
Current portion of lease liabilities	4,519	4,815
Total current liabilities	40,155	48,111

Pension liabilities - Qualified plans	10,166	10,540
Pension liabilities - Nonqualified plan	18,426	18,630
Long-term lease liabilities, net of current portion	22,811	23,691
Other long-term liabilities	1,924	1,928
Total liabilities	93,482	102,900

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	153,177	157,889
Retained earnings	844,749	844,920
Less treasury stock	(945,906)	(951,083)
Accumulated other comprehensive loss	(44,279)	(44,090)
Total stockholders’ equity	19,962	19,857

Total liabilities and stockholders’ equity	$113,444	$122,757

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
In thousands, except per share data	2024	2023
Net loss	$(171)	$(791)
Income tax benefit	(71)	(532)
Other expense, net	617	2,376
Depreciation and amortization expense	1,046	1,066
EBITDA	$1,421	$2,119

Stock-based compensation	552	540
Restructuring expense	853	—
Adjusted EBITDA	$2,826	$2,659

Operating income	$375	$1,053
Stock-based compensation	552	540
Restructuring expense	853	—
Adjusted operating income	$1,780	$1,593
Adjusted operating margin (a)	3.9%	3.4%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Three months ended March 31, 2024	Marketing Services	Customer Care	Sales Services	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenue	$8,921	$12,442	$4,662	$19,423	$—	$—	$45,448
Segment operating expense	7,150	9,407	3,339	17,043	—	6,235	43,174
Restructuring expense	—	—	—	—	853	—	853
Contribution margin (loss)	$1,771	$3,035	$1,323	$2,380	$(853)	$(6,235)	$1,421
Overhead allocation	806	582	194	801	—	(2,383)	—
EBITDA	$965	$2,453	$1,129	$1,579	$(853)	$(3,852)	$1,421
Depreciation and amortization	177	62	195	248	—	364	1,046
Operating income (loss)	$788	$2,391	$934	$1,331	$(853)	$(4,216)	$375

Three months ended March 31, 2023	Marketing Services	Customer Care	Sales Services	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenue	$11,239	$11,629	$2,787	$21,465	$—	$—	$47,120
Segment operating expense	9,259	9,388	2,266	18,509	—	5,579	45,001
Restructuring expense	—	—	—	—	—	—	—
Contribution margin (loss)	$1,980	$2,241	$521	$2,956	$—	$(5,579)	$2,119
Overhead allocation	789	714	—	758	—	(2,261)	—
EBITDA	$1,191	$1,527	$521	$2,198	$—	$(3,318)	$2,119
Depreciation and amortization	49	208	192	246	—	371	1,066
Operating income (loss)	$1,142	$1,319	$329	$1,952	$—	$(3,689)	$1,053